GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

May 3, 2007                       GERMAN AMERICAN BANCORP, INC. REPORTS 1st QUARTER OPERATING RESULTS

German American Bancorp, Inc., Jasper, Indiana, (NASDAQ: GABC) reported today 1st quarter 2007 earnings of $1,479,000, or $0.13 per share.

“Our reported results for the 1st quarter of 2007 certainly require looking behind the numbers to determine the strength of our operating results”, noted Mark Schroeder, President & CEO of German American Bancorp, Inc. “Our reported earnings include the impact of several events which while having an adverse effect on the 1st quarter results, positions the Company very well in terms of future performance potential.”

Schroeder continued, “We strongly believe that, driven by what is now a clean loan portfolio, strong loan and balance sheet growth, continued revenue growth, and market expansion opportunities from our new banking office in the economically vibrant Bloomington, Indiana market, German American is poised to continue its recent trend of strong financial performance in the coming quarters.”

The comparison of the Company’s 1st quarter 2007 results, with that of the prior year’s same period earnings of $2,563,000 or $0.23 per share, were significantly affected by the costs associated with the previously reported resolution of a non-performing hotel facilities credit. Late in the 1st quarter, the Company gained control of the facilities which were subsequently sold on April 20, 2007. These credit-related costs included increased provision for loan losses of $1.3 million in direct charges related to the valuation of the properties, an additional $160,000 in indirect provision charges due to the impact on the Company’s historical loss ratios and resulting reserve levels, and collection costs of $110,000. In total, the after-tax cost during the 1st quarter associated with the resolution of this matter was $948,000.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The 1st quarter 2007 results also included the start-up costs associated with the opening of the Company’s new Bloomington, Indiana banking office on February 1, 2007. These start-up expenses totaled approximately $200,000 during the 1st quarter. Further, the Company’s contingency commission income within its insurance operations recorded in the 1st quarter of the current year was $30,000, compared to the $271,000 recorded in the 1st quarter of last year. Total insurance revenues increased $83,000 from 2006 to 2007, despite the aforementioned decrease in contingency commission income.

Positively impacting the 1st quarter results was a $499,000 increase in net interest income as compared to the Company’s level of net interest income in the same period last year. This net interest income increase was driven by a 15% increase in the average loans outstanding during the 3 month period ending on March 31, 2007, compared with the same period of the prior year.

The Company’s 2007 1st quarter results are also reflective of the operating results of the acquisition of Keach & Grove Insurance based in Bedford, Indiana as of October 1, 2006.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on May 20, 2007 to shareholders of record as of May 10, 2007.

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German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc., is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 30 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.
*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding its outlook for its future financial performance (including potential loan, balance sheet and revenue growth, its loan portfolio quality, and market expansion opportunities associated with its new Bloomington, Indiana, office) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms.  These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31,
	2007	2006

ASSETS
Cash and Due from Banks	$21,175	$29,067
Short-term Investments	3,394	26,662
Investment Securities	173,192	202,580

Loans Held-for-Sale	2,009	2,186

Loans, Net of Unearned Income	810,789	683,330
Allowance for Loan Losses	(7,620)	(9,721)
Net Loans	803,169	673,609

Stock in FHLB and Other Restricted Stock	10,621	14,483
Premises and Equipment	23,873	22,422
Goodwill and Other Intangible Assets	14,356	13,014
Other Assets	39,248	41,093
TOTAL ASSETS	$1,091,037	$1,025,116

LIABILITIES
Non-interest-bearing Demand Deposits	$138,709	$137,603
Interest-bearing Demand, Savings, and
Money Market Accounts	315,820	314,523
Time Deposits	426,800	355,448
Total Deposits	881,329	807,574

Borrowings	103,395	117,468
Other Liabilities	13,707	12,207
TOTAL LIABILITIES	998,431	937,249

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,300	79,065
Retained Earnings	13,387	10,415
Accumulated Other Comprehensive Loss	(81)	(1,613)
TOTAL SHAREHOLDERS' EQUITY	92,606	87,867

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,091,037	$1,025,116

END OF PERIOD SHARES OUTSTANDING	11,029,612	11,006,904

BOOK VALUE PER SHARE	$8.40	$7.98

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31,
	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$15,067	$12,382
Interest on Short-term Investments	120	126
Interest and Dividends on Investment Securities	2,142	2,240
TOTAL INTEREST INCOME	17,329	14,748

INTEREST EXPENSE
Interest on Deposits	6,430	4,482
Interest on Borrowings	1,524	1,390
TOTAL INTEREST EXPENSE	7,954	5,872

NET INTEREST INCOME	9,375	8,876
Provision for Loan Losses	1,928	290
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,447	8,586

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	178	213
Net Gain / (Loss) on Securities	-	-
Other Non-interest Income	3,732	3,583
TOTAL NON-INTEREST INCOME	3,910	3,796

NON-INTEREST EXPENSE
Salaries and Benefits	5,503	5,184
Other Non-interest Expenses	3,931	3,621
TOTAL NON-INTEREST EXPENSE	9,434	8,805

Income before Income Taxes	1,923	3,577
Income Tax Expense	444	1,014

NET INCOME	$1,479	$2,563

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.13	$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING	11,008,562	10,993,232
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,016,930	10,996,058

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31
	2007	2006
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.54%	1.02%
Annualized Return on Average Equity	6.37%	11.69%
Net Interest Margin	3.86%	4.03%
Efficiency Ratio (1)	70.08%	67.96%
Net Overhead Expense to Average Earning Assets (2)	2.21%	2.18%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.72%	0.18%
Allowance for Loan Losses to Period End Loans	0.94%	1.42%
Non-performing Assets to Period End Assets	0.83%	1.56%
Non-performing Loans to Period End Loans	0.75%	2.17%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,090,037	$1,004,556
Average Earning Assets	$998,195	$916,982
Average Total Loans	$799,238	$692,844
Average Demand Deposits	$133,499	$132,713
Average Interest Bearing Liabilities	$850,386	$770,549
Average Equity	$92,808	$87,685

Period End Non-performing Assets (3)	$9,102	$15,942
Period End Non-performing Loans (4)	$6,114	$14,816

Tax Equivalent Net Interest Income	$9,552	$9,160
Net Charge-offs during Period	$1,437	$318

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.